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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long-Term Incentive and Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan of Stockwalk Group, Inc. of our report dated May 8, 2001, with respect to the consolidated financial statements and schedule of Stockwalk Group, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2001.

/s/ Ernst & Young LLP


June 15, 2001











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